Exhibit 10.1

EPR PROPERTIES
ANNUAL PERFORMANCE-BASED INCENTIVE PLAN
1.    GENERAL.    The purposes of the EPR Properties Annual Performance-Based Incentive Plan (the “Plan”) are to attract and retain highly-qualified executives by providing appropriate performance-based incentive awards. EPR Properties (the “Company”) intends that certain performance-based compensation under the Plan will qualify for a deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to certain Covered Employees.
2.    DEFINITIONS.
“Award” means an annual incentive award granted pursuant to this Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year, unless otherwise determined by the Committee.
“Board” means the Board of Trustees of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation and Human Capital Committee of the Board. The Committee, if appointed by the Board, shall consist of two or more persons each of whom is an “outside director” within the meaning of Section 162(m) of the Code.
“Common Share” means the common shares of beneficial interest, $0.01 par value per share, of the Company.
“Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.
“Fair Market Value” per share as of a particular date means the last reported sale price (on the day immediately preceding such date of a Common Share on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company’s Common Shares are regularly available)).
“Participant” means, for any Plan Year, a key employee of the Company or a Subsidiary who has been designated by the Committee to participate in the Plan for such year. If a key employee becomes a Participant other than at the beginning of a Plan Year, the Committee may establish a target Award for such Participant and such Participant is eligible to earn a prorated Award for such year.
“Performance Goals” means the criteria and objectives that must be met during the Plan Year as a condition of the Participant’s receipt of payment with respect to an Award, as described in Section 3 hereof.
“Plan Year” means the period beginning on January 1 and ending on December 31 of each calendar year the Plan is in effect.
“Subsidiary” means any subsidiary of the Company which has been approved for participation in the Plan by the Committee so that its executives may be selected for participation in the Plan.
3.    PERFORMANCE GOALS.
(a)    Performance Goals for each Plan Year shall be established by the Committee not later than the latest permissible date under Section 162(m) of the Code. Performance Goals may be based on the attainment of one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units:
(i)    Earnings (either in the aggregate or on a per-share basis);
(ii)    Funds from Operations (either in the aggregate or on a per-share basis);
(iii)    Net income or loss (either in the aggregate or on a per-share basis);
(iv)     Cash Available for Distribution per share;

(v)     Cash flow provided by operations (either in the aggregate or on a per-share basis);
(vi)     Investment spending or growth or rate of growth in investment spending;
(vii)     Free cash flow (either in the aggregate or on a per-share basis);
(viii)     Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;
(ix)     Operating cost management and employee productivity;
(x)     Return measures (including return on assets, equity or invested capital, whether at the shareholder level, a subsidiary level or an operating unit or division level);
(xi)     Share price (including attainment of a specified per-share price during the Plan Year; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);
(xii)    EBITDA measures;
(xiii)     Growth or rate of growth of any of the above-listed business criteria;
(xiv)     Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures; and/or
(xv)    Achievement of business or operational goals such as market share and/or business development;
provided that applicable Performance Goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable Performance Goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, and any unusual, nonrecurring gain or loss, regardless of whether excludable or otherwise dealt with under GAAP.
In the case of Participants who are not Covered Employees, Performance Goals may be based on such other financial or individual goals as the Committee may establish.
(b)    In the case of Covered Employees, the Committee shall establish Performance Goals which state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained and which otherwise satisfies the requirements of Section 162(m) of the Code, so that the Awards paid if the Performance Goals are attained will be deductible by the Company.
(c)    With respect to corporate and individual Performance Goals, the Committee shall specify a minimum level of performance below which no Award will be paid for attainment of corporate or individual objectives. The Committee shall also specify the levels of corporate performance at which the target and maximum Award will be earned for attainment of corporate and individual objectives. The Performance Goals established by the Committee may (but need not) be different for each Plan Year and different Performance Goals may apply to different Participants. For purposes of certain of the Performance Goals established under Section 3(a) above:
(i)    “Cash Available for Distribution” for any Plan year means Funds from Operations plus other amortization and minus maintenance capital expenditures and principal payments on indebtedness.
(ii)    “EBITDA” for any Plan Year means earnings before interest, taxes, depreciation and amortization.
(iii)    “Funds from Operations” for any Plan Year means funds from operations or funds from operations as adjusted as described in the Company’s most recently filed Annual Report on Form 10-K, excluding significant non-recurring items as may be determined by the Committee.
(iv)    “GAAP” means generally accepted accounting principles, as in effect from time to time.

(v)    Measurement of Funds from Operations shall be determined in accordance with the Company’s audited consolidated financial statements as included in the applicable Annual Report on Form 10-K.
4.    AWARDS.
(a)    IN GENERAL. Within the first 90 days of each Plan Year or, if earlier or later, the latest permissible date under Section 162(m) of the Code, the Committee shall determine the Participants and specify the Performance Goals applicable to such Participants for such Plan Year and the extent to which target Awards will be increased or decreased for attainment of Performance Goals that are above or below target. Unless otherwise provided by the Committee in its discretion in connection with termination of employment, payment of an Award for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its subsidiaries on the last day of such Plan Year.
(b)    DISCRETIONARY ADJUSTMENTS. The Committee may, taking into account such factors as it deems relevant, adjust the amount payable to any Participant as a result of the level of performance attained relative to corporate Performance Goals for the Plan Year.
(c)    LIMITATION ON AWARDS. Notwithstanding anything to the contrary contained in this Plan, the maximum Award which may be earned by any Participant under the Plan in respect of any Plan Year shall not exceed 200% of the Participant’s base salary payable with respect to the calendar year in which Plan Year commences; PROVIDED, HOWEVER, that such amount shall not exceed $3,000,000.
(d)    TIME OF PAYMENT. Generally and unless otherwise determined by the Committee, all payments in respect of Awards granted under this Section 4 shall be made no later than 90 days after the end of the Plan Year. In no event will any payment be made later than March 15th of the calendar year following the year in which the Committee (or its delegate in the case of non-Covered Employees) certifies or determines that the Awards are to be paid. In the case of Covered Employees, unless otherwise determined by the Committee in connection with a Covered Employee’s termination of employment, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee. In all other cases, such payments shall be made only if approved by the Committee in accordance with the provisions of the Plan. Unless otherwise determined by the Committee, a Participant must be employed on the date of such payment to be eligible to receive such payment.
(e)    FORM OF PAYMENT. Unless an alternative equity form of payment is elected in accordance with Section 5, payment of each Participant’s Award for any Plan Year shall be made in cash, less the appropriate withholding taxes as set forth in Section 7(c).
5.    COMPENSATION PAID IN COMMON SHARES.
(a)    BONUS SHARES. In lieu of being paid in cash in accordance with Section 4(e) and if authorized by the Committee, a Participant may elect to receive his Award in Common Shares having a Fair Market Value equal to that of the Award, less, if applicable, the appropriate withholding taxes as set forth in Section 7(c). Any Common Shares issued in settlement of an Award pursuant to this Section 5(a) shall be in the form of bonus shares (“Bonus Shares”) issued under the EPR Properties 2016 Equity Incentive Plan (the “ EPR Equity Plan”) and shall be subject to and count towards the limit of common shares available for issuance thereunder.
(b)    RESTRICTED OR DEFERRED SHARES. In lieu of being paid in cash in accordance with Section 4(e) or being paid in Common Shares on a current basis in accordance with Section 5(a), a Participant may elect to receive his Award in Common Shares in the form of restricted shares (“Restricted Shares”) or deferred shares (“Deferred Shares”) issued under the EPR Equity Plan.
(i)    If the Participant is eligible to receive an Award of Common Shares in the form of Restricted Shares or Deferred Shares, and the Award is for materially greater value than the cash Award that would otherwise have been payable under Section 4(e), the Participant’s election to receive the Restricted Share or Deferred Share Award may be made at any time 30 days before the Award would have been paid under Section 4(e).
(ii)    If the Participant is eligible to receive an Award of Common Shares in the form of Restricted Shares or Deferred Shares, and the Award is for less than a materially greater value than the cash Award that otherwise would have been payable under Section 4(e), the Participant’s election to receive the Restricted Share or Deferred Share Award may be made no later than six months before the end of the Plan Year for which the Award relates in accordance with the performance-based compensation initial deferral election rules under Section 409A of the Code.

(iii)    For purposes of this Section 5(b), whether an Award of Restricted Shares or Deferred Shares is of “materially greater value” than the original cash Award that otherwise would have been payable under Section 4(e) shall be determined in good faith by the Committee or its delegate based on all available guidance, formal and informal, relating to Section 409A of the Code from the Internal Revenue Service, the United States Treasury Department and any of their respective representatives.
6.    ADMINISTRATION.
(a)    The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, (i) to grant Awards, (ii) to determine the persons to whom and the time or times at which Awards shall be granted, (iii) to determine the terms, conditions, restrictions and Performance Goals relating to any Award, (iv) to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles, (v) to make discretionary adjustments in the amounts payable upon attainment of Performance Goals, (vi) to construe and interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan; PROVIDED, HOWEVER, that the Committee may in no event exercise its discretion with respect to matters pertaining to Covered Employees in a manner that would cause Awards awarded under the Plan not to qualify as performance-based compensation for purposes of Section 162(m) of the Code and the regulations thereunder.
(b)    DELEGATION. The Committee may delegate to one or more of its members or one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee, including, without limitation, decisions as to an employee’s selection as a Participant, whether individual or corporate Performance Goals have been attained and the amount of an Award or Awards to which the Participant is entitled, shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participants) and any shareholder. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
7.    MISCELLANEOUS.
(a)    GOVERNMENTAL COMPLIANCE. The Plan and the granting of Awards, and other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
(b)    NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Award granted shall confer upon any Participant the right to continue in the employ of the Company or any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.
(c)    WITHHOLDING TAXES. The Company or subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local or other governmental authority.
(d)    AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that no amendment which requires shareholder approval in order for the compensation paid under the Plan to continue to be able to qualify for the “performance-based compensation” exception under Section 162(m) of the Code as it relates to Covered Employees shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall adversely affect the right of any Participant, without such Participant’s consent, to receive an Award theretofore granted under the Plan or, once a Participant has been notified of his selection as a Participant and of the amount of his target Award for a Plan Year, to have his right to receive an Award be determined in accordance with the provisions of the Plan as in effect immediately prior to such amendment.
(e)    PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment among Participants.
(f)    DESIGNATION OF BENEFICIARY. A Participant may designate a beneficiary or beneficiaries who shall receive payment of any Award earned under the Plan in the event of the Participant’s death prior to payment. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing signed by the Participant and received by the Secretary of the Company.
(g)    GOVERNING LAW. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Missouri without giving effect to the choice of law principles thereof.
8.    TERM.     This Plan shall continue in effect until terminated by the Company’s Board of Trustees.